VOTE THIS PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

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__________________ FUND
MEETING:  ______, 2000 AT __ [A.M./P.M.]

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of shares of ______________ Fund (the "_________ Fund"), a series of
Concert Investment Series ("Investment Series"), hereby appoints ______________, ________________, ______________, and _______________ attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the __________ Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the ___________ Fund to be held at,
_____________________, New York, New York  _____ at _:__ [A.M./P.M.], and any
adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special
Meeting and Prospectus/Proxy Statement dated ______, 2000 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

	PLEASE SIGN, DATE AND RETURN
PROMPTLY
		IN THE ENCLOSED ENVELOPE


	Date:______________________________
______

Note:  Please sign exactly as
your name appears on this
Proxy.  If joint owners, EITHER
may sign this Proxy. When
signing as attorney, executor,
administrator, trustee,
guardian or corporate officer,
please give your full title.







Signature(s) Title(s), if
applicable


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Please indicate your vote by an "X" in the appropriate box below.  This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.


FOR
AGAINST
ABSTAIN
1.
To approve or disapprove the Agreement and Plan of Reorganization providing for (i) the acquisition of all or substantially all of the assets of ____________ Fund (the "Acquired Fund") in exchange for shares of the corresponding class of ____________ Fund (the "Acquiring Fund") and the assumption by the Acquiring Fund of substantially all of the liabilities of the Acquired Fund, (ii) the distribution to shareholders of the Acquired Fund of such shares of the Acquiring Fund in liquidation of the Acquired Fund and the cancellation of the Acquired
Fund's outstanding shares and (iii) the subsequent termination of the Acquired Fund as a series of Concert Investment Series
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2.
To transact any other business which may properly come before the Meeting or any adjournment thereof.



NOTE:  YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE.
 	PLEASE NOTE THAT IN ORDER TO PRINT THIS JOB AS A 2-SIDED DOCUMENT; YOU MUST FIRST PRINT PAGE 1 OF THIS DOC AND THEN PLACE THAT SAME PAGE IN
PRINTER AND THEN SEND PAGE 2 OF THIS DOC TO GET DOC TO PRINT AS A 2-SIDED DOCUMENT. THANK YOU.